As Filed with the Securities and Exchange Commission on April 30, 2024

Registration No. 333-262865

 _____________________


UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
 _____________________

NVN Liquidation, Inc.
(Exact name of registrant as specified in its charter)
 _____________________

Delaware
(State or other jurisdiction of
incorporation)

20-4427682
(IRS Employer
Identification No.)

P.O. Box 64, Pittsboro, North Carolina 27312
(919) 485-8080
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Paula Brown Stafford
Chairman, President and Chief Executive Officer
NVN Liquidation, Inc.
P.O. Box 64
Pittsboro, North Carolina 27312
(919) 485-8080
(Name, address and telephone number, including area code, of Agent for Service)

 _____________________

	Approximate date of commencement of proposed sale to the public:
 Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statement.

	If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

	If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

	If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the
Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

	If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

	If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

	Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and
 "emerging growth company" in Rule 12b-2 of the Exchange Act.
	Large accelerated filer 	[]
	Accelerated filer 		[]
	Non-accelerated filer 		[X]
	Smaller reporting company 	[X]
	Emerging growth company 	[]

     If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to
Section 7(a)(2)(B) of the Securities Act.  []

 _____________________

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

	This Post-Effective Amendment (this "Amendment") relates to the Registration Statement on Form S-3 (File No. 333-262865) (the "Registration
 Statement") filed by NVN Liquidation, Inc. (formerly known as Novan, Inc.), a Delaware corporation (the "Company"), with the Securities and Exchange
Commission (the "SEC") on February 18, 2022.

	On April 30, 2024 (the "Effective Date"), the Amended Combined Disclosure Statement and Plan of Liquidation Proposed by the Debtors, dated
 January 26, 2024 (as amended, modified or supplemented from time to time, the "Plan"), as confirmed by the United States Bankruptcy Court for the
District of Delaware on January 26, 2024, became effective. As of the Effective Date, and in accordance with the Plan, all outstanding equity interests in the Company have been canceled, extinguished and discharged and are of no further force or effect. Accordingly, the Company is filing this Amendment to remove from registration all securities of the Company registered pursuant to the Registration Statement that remained unsold thereunder.



SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this
 Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsboro, State of North Carolina,
 on April 30, 2024.


NVN Liquidation, Inc.


By:

/s/ Paula Brown Stafford


Paula Brown Stafford


Authorized Signatory

No other person is required to sign this Post-Effective
Amendment in reliance upon Rule 478 under the Securities
 Act of 1933, as amended.